Exhibit 99.(a)(1)(A)

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF "DEER LANE ETF TRUST", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF OCTOBER, A.D. 2020, AT 6:07 O CLOCK P.M.

3978356 8100	Authentication: 203954337 Date: 10-28-20
SR# 20208044172
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:07 PM 10/26/2020
FILED 06:07 PM 10/26/2020
SR 20208044172 - File Number 3978356

CERTIFICATE OF TRUST

OF
DEER LANE ETF TRUST

This Certificate of Trust of Deer Lane ETF Trust (the "Trust"), dated as of October 26, 2020, is being duly executed and filed by the undersigned, as sole trustee, to form a statutory trust under the Delaware Statutory Trust Act, 12 Del.  C. § 3801 et  seq. (the "Act").

1.             Name. The name of the statutory trust is Deer Lane ETF Trust.

2.             Registered Agent,The business address of the registered office of the Trust in the State of Delaware is 850 New Burton Road, Suite 201, County of Kent, City of Dover, Delaware 19904. The name of the Trust's registered agent at such address is Cogency Global Inc.

3.             Registered Investment Company. The Trust is, or will become prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended.

4.             Notice of Limitation of Liabilities of Series. Notice is hereby given that, pursuant to Section 3804 of the Act, the Trust has or may establish one or more designated series and that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally or any other series thereof, and, unless otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

5.             Effective Date. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has duly executed this Certificate of Trust in accordance with the Act.

/s/ Jennifer Grancio
Jennifer Grancio
as Trustee and not individually